This STOCK PURCHASE AGREEMENT, dated as of June 30, 1996 (this
"Agreement"), by and among COSMETIC SCIENCES, INC., a New York corporation, with its principal place of business at One Old Country Road, Carle Place, New York 11514 (the "Company") and ARBOR HOME HEALTH CARE HOLDING, LLC, a New York limited liability company, with its principal place of business at 333 Earle Ovington Boulevard, Uniondale, New York 11553 (the "Purchaser"), and Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. ("MLG"), as Escrow Agent ("Escrow Agent"), solely with respect to MLG's duties as Escrow Agent pursuant to Article VII.

W I T N E S S E T H:

     WHEREAS, pursuant to that certain Amended and Restated Option Agreement dated October 31, 1995 ("Option Agreement"), the Company has granted to Purchaser the First Option, as defined therein ("First Option"), which entitles the Purchaser to purchase 6,500,000 shares of the Company's common stock, $.01 par value, as adjusted for stock splits, stock dividends, capital reorganizations and similar events ("First Option Shares"); and

WHEREAS, pursuant to the Option Agreement, Purchaser has the right to compel the Company to enter into a stock purchase agreement pursuant to which Purchaser may exercise the First Option and the Company will make various representations and warranties as specified in the Option Agreement;

NOW, THEREFORE, in reliance upon the representations, warranties and agreements made herein and in consideration of the premises and mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                       ARTICLE I
 MATTERS RELATING TO THE EXERCISE OF THE FIRST OPTION

Section 1.01. Exercise of the First Option. Upon the Purchaser's compliance with Section 1.03(i) herein, which provides for (i) the delivery by Purchaser to the Company of a notice of exercise of the First Option and (ii) delivery by Purchaser of a certified check to Escrow Agent in the amount of Six Hundred Fifty Thousand ($650,000.00) Dollars representing the purchase price of the First Option Shares ("Purchase Price"), the Company shall be obligated to issue to Purchaser the First Option Shares, subject to the terms and provisions hereof.

The Company's obligation to issue the First Option Shares to Purchaser shall be subject to the sole condition that on or prior to October 15, 1996, (i) a shareholders' meeting shall occur at which, inter alia, the shareholders of the Company shall approve an amendment to the Company's Certificate of Incorporation to provide for a reverse stock split (the "Reverse Stock

 Split") of not less than 1:10 and not more than 1:30, as described in the preliminary proxy statement filed with the Securities and Exchange Commission on April 13, 1996 (which statement, with certain amendments, is attached hereto as Exhibit A); and (ii) that the Reverse Split Amendment (as defined below) shall be filed with and accepted by the New York Secretary of State.

At the First Closing, as defined in Section 1.03 below, funds in the amount of the Purchase Price shall be deposited with, and held in escrow by, Escrow Agent, pursuant to Article VII. As further specified in Article VII and Section 1.04 below, and other than in case of a failure of the condition described in Section 6.01, such funds shall be released to the Company upon (i) approval by the Company's shareholders of an amendment to the Company's
Certificate of Incorporation effecting the Reverse Stock Split (the "Reverse Split Amendment") and acceptance by the New York Secretary of State of the filing of the Reverse Split Amendment; and (ii) the issuance of the First Option Shares to Purchaser in accordance with this Agreement. The Purchase Price shall be returned to Purchaser by Escrow Agent if the two events in the preceding sentence do not occur on or before October 15, 1996, other than through an act of Purchaser which is not justified under this Agreement.

The Reverse Stock Split shall have the effect of reducing the total number of outstanding shares of the Company's common stock from 19,000,226 to between 1,900,023 shares (if a 1:10 Reverse Stock Split is effected) and 633,341 shares (if a 1:30 Reverse Stock Split is effected).
The Reverse Stock Split, once effected, will result in the decrease of the number of shares constituting the First Option Shares to between 650,000 shares (if a 1:10 reverse split is effected) and 216,667 shares (if a 1:30 reverse split is effected).

Section 1.02. Effecting the Reverse Stock Split and Other Matters to be Acted Upon in a Shareholders' Meeting. The Company, pursuant to the Option Agreement, obligated itself to effect a shareholders' meeting to approve an amendment to the Company's Certificate of Incorporation to provide the necessary authorized capital for Purchaser to exercise the First Option and Second Option, as defined under the Option Agreement. In order to provide sufficient authorized but unissued shares for Purchaser to exercise the First Option and
 Second Option, the parties have agreed to submit the Reverse Stock Split to the Company's shareholders for their approval. This method has been chosen because it will also promote the ability of the Company to have its common stock listed on the Nasdaq Stock Market (Small Cap). The
Company and Purchaser have also agreed that various other matters should be submitted for approval to the Company's shareholders. The Company therefore agrees that it will, after the First Closing has occurred and within ten (10) days of Purchaser's request, (i) issue notice of a shareholders' meeting (the "Shareholders' Meeting") to be held within 60 days of said notice and (ii) circulate a proxy statement substantially in the form annexed hereto as Exhibit A, for the purposes of:

     (i) approving the Reverse Split Amendment, with the magnitude of the Reverse Stock Split to be determined by the Company's Board of Directors;

     (ii) approving an amendment to the Company's Certificate of Incorporation to provide for the creation of a new class of authorized preferred stock, to be issued subject to such rights, preferences and privileges as shall be determined by the Company's Board of Directors;

         (iii) approving an amendment to the Company's Certificate of Incorporation to provide for the Company to engage in the home health care business;

         (iv) approving an amendment to the Company's Certificate of Incorporation to change the name of the Company to Extended Family Care Corporation;

         (v) approving an amendment to the Company's Certificate of Incorporation to eliminate certain liabilities of the Company's directors pursuant to Section 402(b) of the New York Business Corporation Law;

         (vi) electing three directors to serve on the Company's Board of Directors until the next annual meeting of shareholders;

         (vii) ratifying the appointment of Carpenter & Onorato, P.C., as the independent auditors of the Company and its subsidiaries for the 1996 calendar year; and

         (viii) transacting such other business as may properly come before the meeting and any adjournment thereof.

   Purchaser has previously been granted the right under a certain Voting Trust Agreement dated June 10, 1996 (the "Voting Trust Agreement"), to direct the voting of 12,749,658 shares of the Company's Common Stock deposited in a voting trust (the "Voting Trust") by Coss Holding Corp. ("Coss"). Purchaser agrees that it will direct the voting trustee of the Voting Trust to vote all shares in the Voting Trust in favor of all of the items specified in Section
1.02(i) - (viii) above.

   Within three (3) business days of the approval of the various Certificate of Incorporation amendments specified above, the Company will file an amendment of its Certificate of Incorporation with the New York Secretary of State to reflect the various amendments so approved.

   Section 1.03. The First Closing. The closing of the exercise of the First Option (the "First Closing") shall be held at the offices of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., 190 Willis Avenue, Mineola, New York 11501
or at such other place or places as the parties may agree upon, at 11:00 o'clock A.M., New York time, on August 19, 1996 or such other time and date as may be mutually approved by the parties in writing, but not later than August 21, 1996 (the "First Closing Date"). At the First Closing, the following shall occur:

           (i) Purchaser will deposit with the Escrow Agent, the Purchase Price, by certified check for $650,000 payable to the Escrow Agent, along with a notice of exercise as required under the Option Agreement, in the form annexed hereto as Exhibit B.

           (ii) If Purchaser has complied with subparagraph 1.03(i), the Company will issue an Acknowledgement of Exercise of Option, in the form annexed hereto as Exhibit C.

     Section 1.04. The Second Closing. The second closing under this Stock Purchase Agreement ("Second Closing") shall consist of the delivery of a certificate representing the First Option Shares to Purchaser by the Company and the release of the Purchase Price to the Company by the Escrow Agent. The Second Closing shall occur at the offices of MLG no later than five business days after the Reverse Split Amendment has been filed with, and accepted by, the New York Secretary of State, or such earlier time after these occurrences as the parties may agree, provided the conditions specified in
Article VI have been complied with or have been otherwise waived by Purchaser.

     Section 1.05. Failure to Timely Close. If, other than through fault of Purchaser, the First or Second Closing does not occur in the time periods provided for above, then Purchaser may, in its discretion, extend the time periods for performance specified above for so long as it may deem appropriate. Such extension shall not be in derogation of any other rights of Purchaser under this Agreement or the Option Agreement.

                                    ARTICLE  II
                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser, as of the date hereof, and as of each of the First and Second Closing, as follows:

     Section 2.01. Title. The First Option Shares, when issued and delivered to Purchaser in accordance with Section 1.01 hereof, shall be duly and validly authorized, issued and outstanding, fully paid and non-assessable. The First Option Shares are being sold to Purchaser free and clear of any and all liens, claims and encumbrances.

     Section 2.02. Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has full corporate and other power and authority to conduct its business and own its properties as now conducted and owned. The Company is qualified as a foreign corporation in all jurisdictions in which the nature of its properties and business requires such qualification and in which noncompliance with such qualification would materially affect the business of the Company.

     Section 2.03. Capital Structure. The Company's current capital structure is as follows: 20,000,000 shares of common stock authorized, of which 19,000,226 shares are outstanding. There are no agreements to issue any of the Company's securities, including, but not limited to, subscriptions, warrants, options, convertible securities or the rights to purchase or otherwise acquire the Company's securities. There are no voting trusts or agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any of Coss' shares of the Company except as provided in the Voting Trust Agreement. All issued securities of the Company are validly issued and fully paid, non-assessable (subject to the provisions of Section 630 of the Business Corporation Law of the State of New York), are owned free and clear of any liens, pledges or encumbrances (except as specifically noted herein), and all issuedsecurities have been issued in compliance with all applicable Federal and state securities laws.

     Section 2.04. Power and Authority; No Defaults. The Company has full power and authority and has taken all required corporate and other action necessary to permit the Company to execute and deliver this Agreement, and otherwise to carry out the terms of this Agreement and all other documents, instruments or transactions required or contemplated by this Agreement. None of such actions will violate any provision of the Certificate of Incorporation or By-laws of the Company (subject to the Company's Board or Directors' and shareholders' approval of the Reverse Stock Split and the filing of the Reverse Split Amendment with the New York Secretary of State), or result in the breach of or constitute a default under any agreement or instrument or court order to which the Company is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any asset of the Company. No event has occurred and no conditions exist which would constitute violations of this Agreement or the Option Agreement.

     Section 2.05. Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that no representation or warranty is made as to the availability of the remedy of specific performance or other equitable remedies. No agreement to which the Company is a party gives any rights to any person to terminate any agreements with the Company or otherwise to exercise rights against the Company, as a result of the execution of this Agreement or the performance of the transactions hereby contemplated.

     Section 2.06. Litigation. There are no suits, proceedings or investigations pending or threatened against or affecting the Company, its assets or any officer or director of the Company, which has or could have a material adverse effect on the business, assets or financial condition of the Company, or which concern in any way the transactions contemplated by this Agreement.

     Section 2.07. Title to Assets. The Company has good and sufficient title to all of the properties and assets which it currently deems necessary for the conduct of its business. The Company owns not less than 80% of the outstanding stock of TPC Home Care Services, Inc., its operating subsidiary.

     Section 2.08. Permits, Licenses, etc. The Company has all franchises, permits, licenses, and other rights which it currently deems necessary for the conduct of its business (including, but not limited to, the license of the New York State Department of Health to operate TPC as a home care services agency) and it knows of no basis for the denial of such rights in the future. The Company is not in violation of any order or decree of any court, or of the provisions of any contract or agreement to which it is a party or by which it may be bound, or, to the best of its knowledge, of any law, order or regulation of any governmental authority, and neither the execution of this Agreement nor the transactions contemplated hereby will result in any such violation.

     Section 2.09. Order and Consents. Except for (i) an amendment of the Company's Certificate of Incorporation to provide for sufficient authorized but unissued shares of the Company to permit the issuance of the First Option Shares to Purchaser hereunder; and (ii) Federal or State securities law requirements, if any, the Company is not required to obtain any order, consent, approval or authorization of, or presently required to make any declaration or filing with, any United States federal, state or local governmental authority in connection with the execution and delivery of this Agreement or its performance of the transactions contemplated herein.

     Section 2.10. Financial Information. The Company has furnished to Purchaser the audited Consolidated Balance Sheet of the Company as at December 31, 1995 and 1994 and the related statements of income, shareholders' equity and cash flows of the Company for the years then ended. The Company has also furnished to Purchaser its unaudited Balance Sheet as at March 31, 1996, and related statement of income, stockholder's equity and cash flow for the three months then ended. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company, as at the dates and for the periods to which they relate. Since the date of the Company's Balance Sheet as at March 31, 1996 (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in said Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     The Company will be liable to Purchaser for any damages to Purchaser resulting from breach or inaccuracy of any of the above representations and warranties.

                                    ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

           (a) Purchaser is a limited liability company duly organized and validly subsisting under the laws of the State of New York.

           (b) This Agreement and the transactions contemplated hereby have been duly authorized by Purchaser and the person executing this Agreement on behalf of Purchaser has all the required power and authority necessary to permit Purchaser to execute and deliver this Agreement.

           (c) Neither the execution of this Agreement nor the performance of the transactions contemplated hereby will violate the governing operating agreement of Purchaser or result in the breach of or constitute a default under any agreement or instrument to which Purchaser is a party or by which it is bound.

           (d) Neither Purchaser nor Ivan Kaufman has been engaged in any of the events described in Item 401(f) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended.

           (e)  Ivan Kaufman owns not less than a 90% interest in Purchaser.

                                    ARTICLE IV
                          SURVIVAL OF VARIOUS AGREEMENTS



     The Registration Rights and Conditional Put Option Agreement dated October 31, 1995 between Coss and the Company, the Financial Services Agreement dated October 31, 1995 between the Company and Arbor Management, LLC and the Voting Trust Agreement dated June 10, 1996 between Coss, the Purchaser and the Company shall all remain in full force and effect. The Option Agreement shall also remain in full force and effect, including but not limited to those provisions pertaining to the grant to Purchaser of the Second Option, as defined therein.


                                     ARTICLE V
                                FURTHER ASSURANCES

     The parties hereto agree that they will cooperate with each other and will execute and deliver, or cause to be executed and delivered, all such other instruments and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

                                    ARTICLE VI
                     CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     The obligations of Purchaser to purchase the First Option Shares pursuant to this Agreement shall be subject to the satisfaction of the following conditions:

     Section 6.01. Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true in all material respects at the execution of this Agreement, and as of each of the First and Second Closing Dates.

     Section 6.02.  Amendment to the Company's Certificate of Incorporation.
The Reverse Split Amendment shall have been filed with, and accepted by, the New York Secretary of State on or before the Second Closing Date.

     Section 6.03. Making of Required Deliveries under Section 1.03(i). Purchaser shall make the deliveries specified in Section 1.03(i), it being understood that nothing in this Agreement shall require that such deliveries be made and the Purchaser will have no liability of any kind if it chooses not to make such deliveries.

                                    ARTICLE VII
                            DUTIES OF THE ESCROW AGENT



     Section 7.01.  Escrow Agent Acts Solely in the Capacity of Escrow Agent.
It is agreed by Purchaser and the Company that Escrow Agent's sole capacity herein is as escrow agent and it shall have no other duties or liabilities other than as explicitly set forth in this Article VII.

     Section 7.02. Escrow of the Purchase Price. Upon delivery of the Purchase Price to Escrow Agent, Escrow Agent shall hold the Purchase Price in a segregated account, which account shall bear interest at the rates generally available for comparable accounts maintained by Escrow Agent as escrow accounts. Such interest shall be for the credit of the Company unless the Purchase Price is returned to the Purchaser, in which case interest shall be for the credit of the Purchaser.

     Section 7.03. Release of Purchase Price From Escrow. Provided that (i) the Reverse Split Amendment is filed with, and accepted by, the New York Secretary of State and (ii) the Second Closing occurs, all within the time period specified in Section 1.01 above, the Escrow Agent shall deliver the Purchase Price to the Company. In order to release the Purchase Price to the Company, the Escrow Agent shall require and shall rely upon (i) the furnishing by the Company of a filing receipt of the New York Secretary of State evidencing the filing with, and acceptance of, the New York Secretary of State of the Reverse Split Amendment and (ii) the delivery to Purchaser at the Second Closing of a stock certificate representing the First Option Shares. If the requirements specified in this Section 7.03 are not met on or before the time period specified in Section 1.01 for their occurrence, the Escrow Agent shall promptly return the Purchase Price to Purchaser, except if the requirements are not met due to an act of Purchaser which is not justified under this Agreement.

     Section 7.04. Fees of the Escrow Agent. The Escrow Agent shall not be entitled to any payment in connection with its duties hereunder, except that the Escrow Agent shall be reimbursed by both Purchaser and the Company, jointly and severally, for any legal fees it incurs in connection with a dispute hereunder.

     Section 7.05. Indemnification. Each of the Purchaser and the Company, jointly and severally, agrees to indemnify and hold harmless the Escrow Agent from any and all liabilities in connection with its duties hereunder, except if the Escrow Agent has acted in bad faith, has been grossly negligent in the performance of its duties or has willfully violated its duties.

     Section 7.06. Disputes. In the event of any dispute as to the propriety of any action taken or to be taken by the Escrow Agent hereunder, the parties agree that said dispute will be subject to Section 8.04 hereunder. If, and only if, the Escrow Agent receives notifications from both parties (which will be copied to all parties) prior to releasing the Purchase Price from escrow which notices conflict with respect to the manner of release of the Purchase Price from escrow, the parties agree that the Escrow Agent shall not release the Purchase Price to either

Purchaser or the Company, but rather shall deposit the money into court, with the disposition of the funds to be decided by said court as provided in Section
8.04. Upon such deposit, the Escrow Agent shall be released from any of its duties hereunder. The Escrow Agent's duties shall otherwise terminate upon a release to either Purchaser or the Company of the Purchase Price.

     Section 7.07. Waiver of Conflict. The Company acknowledges that the function of MLG as Escrow Agent hereunder shall not be deemed to prevent MLG from continuing to act as counsel for the Purchaser, either generally or with respect to matters or disputes relating to this Agreement.


                                   ARTICLE VIII
                                   MISCELLANEOUS

     Section 8.01. Representations and Warranties. The representations and warranties made in this Agreement shall survive the execution of this Agreement and each of the First and Second Closing Dates.

     Section 8.02. Governing Law. This Agreement shall be construed and enforced in accordance with the internal, substantive laws of the State of New York, without giving effect to the conflict of law rules thereof.

     Section 8.03. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of two days after deposit in a United States post office), postage prepaid:


           (a)    if to Purchaser, addressed to:

                         Arbor Home Health Care Holding, LLC
                         333 Earle Ovington Boulevard
                         Uniondale, New York  11553
                         Attention:  Joe Heller
                  with a copy to:

                         Meltzer, Lippe, Goldstein,


                          Wolf & Schlissel, P.C.
                         190 Willis Avenue
                         Mineola, New York  11501
                         Attention:  Allan Grauberd, Esq.


           (b)    if to Company, addressed to:

                         Cosmetic Sciences, Inc.
                         333 Earle Ovington Boulevard
                         Uniondale, New York  11553
                         Attention:  Mary Ann Page


                  with a copy to:

                         Richard Lane, Esq.
                         One Old Country Road
                         Carle Place, New York  11514


           (c)    if to Escrow Agent, addressed to:

                         Meltzer, Lippe, Goldstein,
                          Wolf & Schlissel, P.C.
                         190 Willis Avenue
                         Mineola, New York  11501
                         Attention:  Allan Grauberd, Esq.


or such other address as shall be furnished in writing by either party to the other.

           Section 8.04 Jurisdiction. Legal proceedings commenced by the parties arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the state courts of the State of New York or if properly removed, to the federal courts, in either case in Nassau County, New York. The parties irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any federal or state court in Nassau County, New York and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           Section 8.05. Assignment; Amendments, Waivers. Neither the Company nor the Purchaser shall assign any of its rights or obligations under this Agreement without the prior written consent of the other, except Purchaser may assign rights or delegate duties hereunder as long as the majority in interest of the entity entitled to the rights and subject to the duties under this Agreement is owned by Ivan Kaufman, subject to Article 36 of the New York Public Health Law. No provision of this Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties.

           Section 8.06. Entire Agreement. This Agreement represents the entire agreement between the parties related to the exercise of the First Option and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to that subject matter.

           Section 8.07. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and, to the extent permitted hereunder, their respective assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

           Section 8.08. Counterparts. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

           IN WITNESS WHEREOF, this Stock Purchase Agreement has been duly executed by the parties hereto on the day and year first above written.

                                      COSMETIC SCIENCES, INC.



                                      By: /s/ Mary Ann Page
                                         Name: Mary Ann Page
                                         Title: President



                                      ARBOR HOME HEALTH CARE HOLDING, LLC


                                      By:/s/ Joseph Heller
                                         Name: Joseph Heller
                                         Title: Vice President



                                            MELTZER, LIPPE, GOLDSTEIN, WOLF &
                                             SCHLISSEL, P.C., as Escrow Agent,
                                             solely with respect to Article VIII



                                             By:/s/ David I. Schaffer
                                                Name: David I. Schaffer
                                                Title: Partner

STATE OF NEW YORK)
                           ) ss.:
COUNTY OF NASSAU )

               On the 27 day of July, 1996 before me personally came Joseph Heller, to me known to be the Vice President of ARBOR HOME HEALTH CARE HOLDING, LLC, in and who executed the foregoing Stock Purchase Agreement, and he acknowledged to me that he executed the same on behalf of Arbor Home Health Care Holdings LLC.

       (notarial)                                /s/Walter K. Horn
                                                  NOTARY PUBLIC


STATE OF NEW YORK)
                           ) ss.:
COUNTY OF NASSAU )

               On the 9th day of July, 1996 before me personally came Mary Ann Page, to me known to be the President of COSMETIC SCIENCES, INC., in and who executed the foregoing Stock Purchase Agreement, and he acknowledged to me that he executed the same on behalf of Cosmetic Sciences, Inc.

       (notarial)                            /s/Elsie M. Olson
                                                NOTARY PUBLIC



STATE OF NEW YORK)
                           ) ss.:
COUNTY OF NASSAU )

               On the 15th day of July, 1996 before me personally came David Schaffer, to me known to be a Partner of MELTZER, LIPPE, GOLDSTEIN, WOLF & SCHLISSEL, P.C., as Escrow Agent, in and who executed the foregoing Stock Purchase Agreement, and he acknowledged to me that he executed the same on behalf of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C.

       (notarial)                            /s/Linda Fritsch
                                                NOTARY PUBLIC

                                            EXHIBIT B


                                  NOTICE OF EXERCISE OF OPTION



All defined terms used herein have the same meaning as specified in the Stock Purchase Agreement as to which this Notice of Exercise constitutes Exhibit B.


       Pursuant to Section 1(e) of the Option Agreement, the undersigned Purchaser hereby notifies the Company of the exercise of the First Option.

       As provided in Section 8(a) of the Option Agreement, the undersigned hereby represents to you that the First Option Shares are being acquired by the undersigned for investment and not with a view to the distribution thereof.


                                             ARBOR HOME HEALTH CARE HOLDING, LLC



                                             By: _______________________________

                                            EXHIBIT C


                              ACKNOWLEDGMENT OF EXERCISE OF OPTION



All defined terms used herein have the same meaning as specified in the Stock Purchase Agreement as to which this Acknowledgment constitutes Exhibit C.


       The Company hereby acknowledges the Purchaser's exercise of the First Option as in conformity with the requirements specified for such exercise in the Option Agreement. The Company hereby acknowledges that Purchaser's obligations specified in Section 1.03(i) have been complied with by Purchaser.


                                             COSMETIC SCIENCES, INC.



                                             By: _______________________________